UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 23, 2017

BroadSoft, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34777	52-2130962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9737 Washingtonian Boulevard, Suite 350
Gaithersburg, Maryland 20878
(Address of principal executive offices)
(301) 977-9440
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
This Current Report on Form 8-K (this “Report”) is being furnished by BroadSoft, Inc. (the “Company”) to update its expectations regarding the Company’s long-term margin target model and specifically its non-GAAP gross margin expectations for its BroadCloud SaaS business.  The Company continues to believe that long-term BroadCloud non-GAAP gross margins may be between 70%-80%.
A reconciliation of non-GAAP gross margins to a GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of stock-based compensation expense and amortization of intangibles. We expect the variability of such charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Forward-Looking Statements
The statements in this Report relating to the Company’s expectations regarding certain of its gross margins are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The actual margin rate will depend on the Company’s future operating performance, which are subject to known and unknown risks and uncertainties, including, but not limited to those factors contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 23, 2017, and in the Company’s other filings with the SEC. All information in this Report is as of February 23, 2017. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statement made herein for any reason to conform the statement to actual results or changes in the Company’s expectations.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSOFT, INC.

Date:	February 23, 2017	By:	/s/ James A. Tholen
			Name:	James A. Tholen
			Title:	Chief Financial Officer